Exhibit 99.2

CONSENT

OF

CREDIT SUISSE SECURITIES (USA) LLC

Board of Directors

Hercules Incorporated

Hercules Plaza

1313 North Market Street

Wilmington, DE 19894-0001

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated July 10, 2008, to the Board of Directors of Hercules Incorporated (the “Company”) as Annex C to the Registration Statement of Ashland Inc. on Amendment No. 2 to Form S-4 (the “Registration Statement”) relating to the proposed merger involving the Company and Ashland Inc. and references made to such opinion in the Registration Statement under the captions entitled “Summary—Opinion of Credit Suisse Securities (USA) LLC”, “The Merger—Background of the Merger”, “The Merger—Recommendation of the Hercules Board of Directors; Reasons for the Merger” and “The Merger—Opinion of Credit Suisse Securities (USA) LLC”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Spyros Svoronos

Name: Spyros Svoronos

Title:   Managing Director

September 29, 2008